Exhibit 23.2

MARCUM

ACCOUNTANTS ADVISORS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Energous Corporation on Form S-8 of our report dated March 16, 2017, with respect to our audits of the financial statements of Energous Corporation as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 appearing in the Annual Report on Form 10-K of Energous Corporation for the year ended December 31, 2016.

MarcumLLP

Melville, NY

June 30, 2017